Exhibit 99.1

Collegium to Acquire AZSTARYS® from Corium Therapeutics, Strengthening Position in ADHD and Accelerating Growth Trajectory

– Adds Highly Complementary and Differentiated Medicine with Significant Growth Potential to Collegium’s Existing ADHD Portfolio –

– Enables Greater Impact Across ADHD Patient Communities –

– AZSTARYS Expected to Generate Over $50 Million in Second Half 2026 Pro Forma Net Revenue –

– Expected Patent Protection into 2037 –

– Transaction Expected to be Immediately Accretive to Adjusted EBITDA –

– Acquisition to Be Funded by Collegium’s Cash on Hand and Previously Announced $300 Million Delayed Draw Term Loan –

– Conference Call Scheduled for Today at 9:00 a.m. ET –

STOUGHTON and CAMBRIDGE, Mass., March 19, 2026 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL) and Corium Therapeutics Holdings, LLC (Corium Therapeutics), today announced a definitive agreement pursuant to which Collegium will acquire AZSTARYS for $650 million in cash with the potential for additional milestone payments up to $135 million depending on future commercial and regulatory milestones.

Corium Therapeutics is a privately held company that, through its subsidiaries, markets and distributes AZSTARYS (serdexmethylphenidate and dexmethylphenidate), a central nervous system (CNS) stimulant prescription medicine used for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in people 6 years of age and older. It is the first and only ADHD treatment with both immediate release and long-acting medicines in one capsule. The acquisition of AZSTARYS is expected to significantly strengthen Collegium’s position in ADHD, further diversifying and bolstering its revenue base.

“The acquisition of AZSTARYS marks a highly strategic addition to our product portfolio – one that accelerates our growth trajectory while reinforcing our long-standing commitment to improving patient care and delivering shareholder value,” said Vikram Karnani, President and Chief Executive Officer. “The addition of AZSTARYS will significantly complement our existing ADHD business while extending revenues into 2037 and beyond. Healthcare providers view both JORNAY PM® and AZSTARYS as differentiated medicines that each play an important role in addressing the unmet needs of people with ADHD. This immediately accretive transaction meaningfully advances our ambition to build a leading, diversified biopharmaceutical company.”

“Over the past two years, our team has worked hard to establish AZSTARYS as a leading treatment option for patients with ADHD through innovative patient access solutions and analytically driven execution,” said Todd Smith, Chief Executive Officer of Corium Therapeutics. “We are proud of the progress that has been achieved and believe Collegium is well positioned to build on that foundation and continue expanding its reach.”

Transaction Rationale

•	Strategically aligns with Collegium’s mission of building a leading, diversified biopharmaceutical company by expanding its position in ADHD, further diversifying its commercial portfolio beyond responsible pain management.
•	Leverages Collegium’s established ADHD commercial infrastructure and expertise to accelerate AZSTARYS’ growth trajectory and drive operational efficiencies, further strengthening Collegium’s financial position through increased revenue scale and annual run rate synergies expected to be in excess of $50 million within twelve months post-closing.

•	Strengthens Collegium’s position in ADHD. AZSTARYS generated more than 760,000 prescriptions in 2025 and adds a complementary medicine to Collegium’s ADHD portfolio. AZSTARYS is expected to generate over $50 million in second half 2026 pro forma net revenue.
•	Expected to extend the longevity of Collegium’s ADHD portfolio as AZSTARYS is supported by six Orange Book-listed patents, most of which do not expire until December 2037.
•	Further strengthens Collegium’s financial position by expanding its revenue base, supporting margin expansion, and enhancing future cash flow generation.

Additional Transaction Details

•	Under the terms of the agreement, Collegium will acquire the AZSTARYS business for $650 million in cash at closing. Collegium may also pay Corium Therapeutics up to $135 million in additional consideration if AZSTARYS achieves certain commercial and regulatory milestones.
•	The all-cash consideration will be funded by a combination of Collegium’s existing cash on hand and $300 million from a delayed draw term loan which is part of the syndicated credit facility announced by Collegium in December 2025. The term loan will bear interest at an annual rate equal to the term Secured Overnight Financing Rate (SOFR) plus a spread based on the Company’s First Lien Net Leverage Ratio (as defined in the Credit Agreement) ranging from 2.75% to 3.75%. The interest rate upon closing will be SOFR plus 3.25%.
•	At the close of this transaction, Collegium expects its net leverage to be approximately two times based on estimated 2026 combined adjusted EBITDA.
•	Collegium expects this transaction to be immediately accretive to adjusted EBITDA.

Timing to Close

The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close in the second quarter of 2026, subject to customary closing conditions, including receipt of required regulatory and Hart-Scott-Rodino approvals.

Advisors

Leerink Partners is acting as the exclusive financial advisor to Collegium. Centerview Partners is acting as the exclusive financial advisor to Corium Therapeutics. Goodwin Proctor LLP is serving as M&A legal counsel to Collegium. Sullivan & Cromwell LLP is serving as M&A legal counsel to Corium Therapeutics.

Conference Call Information

The Company will host a conference call and live audio webcast today, March 19, 2026, at 9:00 a.m. ET. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Pharmaceutical Investor Conference Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions. The Company has a leading portfolio of responsible pain management medications and a rapidly growing neuropsychiatry business driven by JORNAY PM®, a differentiated treatment for ADHD. Collegium’s strategy includes growing its commercial portfolio, with JORNAY PM as the lead growth driver, and deploying capital in a disciplined manner. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

In this press release we discuss the following financial measures that are not calculated in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

•	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
•	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
•	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
•	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
•	we exclude litigation settlements and contingencies that are subject to recovery from adjusted EBITDA, as well as any applicable income items or, credit adjustments, or recoveries due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
•	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, legal defense expenses for specific acquired claims that relate to acts that occurred prior to our acquisition, and miscellaneous other acquisition related expenses incurred;
•	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business;

•	we exclude changes in the fair value of contingent consideration, which are non-cash, acquisition-related items that are not part of our underlying business;
•	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis;
•	we exclude executive transition expenses from adjusted EBITDA as the amount and/or frequency of these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis; and
•	we exclude other expenses, from time to time, that are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

The Company has not provided a reconciliation of its full-year 2026 guidance for adjusted EBITDA to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expenses, amortization of acquired intangible assets, and changes in fair value of contingent consideration. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to the expected closing of the transaction; the anticipated benefits of the acquisition of AZSTARYS, including its impact on Collegium’s ADHD portfolio and commercial strategy; projected financial performance, including expected revenue and adjusted EBITDA, and other statements that are not historic facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: risks related to our ability to complete the transaction on the proposed terms and schedule or at all; the failure (or delay) to receive the required regulatory approvals relating to the transaction; risks related to our ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of our common stock and/or operating results; risks related to significant transaction costs or the acquisition of unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; risks related to future opportunities and plans for AZSTARYS, including uncertainty of the expected financial performance of AZSTARYS; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenues, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contacts:
Ian Karp

Head of Investor Relations

ir@collegiumpharma.com

Danielle Jesse
Director, Investor Relations
ir@collegiumpharma.com

Media Contacts:

Jessica Cotrone

Senior Vice President, Communications & Corporate Affairs

communications@collegiumpharma.com